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                       FIRST AMENDMENT TO CREDIT AGREEMENT



         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of October 10, 1996, effective as of September 30, 1996, is entered into by and among CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (the "Company"), FLEET NATIONAL BANK, as Co-Agent, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "Agent") and as letter of credit issuing bank, and the several financial institutions party to the Credit Agreement (collectively, the "Banks").

         RECITALS

         A. The Company, Banks, and Agent are parties to a Credit Agreement dated as of July 24, 1996, (the "Credit Agreement") pursuant to which the Agent and the Banks have extended certain credit facilities to the Company.

         B. The Company has requested that the Banks agree to certain amendments of the Credit Agreement.

         C. The Banks are willing to amend the Credit Agreement, subject to the terms and conditions of this Amendment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

         Amendments to Credit Agreement.

         Subsection 7.13(c) of the Credit Agreement shall be amended and restated in its entitety to read as follows:

         "(c) at the end of each fiscal quarter after the Closing Date, a ratio of (I) cash plus the value of cash equivalents (other than cash equivalents subject to any Lien securing Indebtedness) plus net accounts receivable plus short term receivables constituting sales tax refunds due from the State of Minnesota in connection with equipment purchased for installation in the Company's fabrication facilities located in the State of Minnesota, to (ii) Consolidated Current Liabilities of not less than 1:00 to 1:00; provided, however,that during the period from the Closing Date through December 31, 1997, the Banks shall permit such ratio to be not less than 0.80 to 1:00 as of the end of any two fiscal quarters during such period;"



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         (b) Exhibit C to the Credit Agreement shall be amended at page C-5 thereof by adding the following clause iv) after clause iii) in paragraph 3(a) on such page (calculating compliance with subsection 7.13(c) of the Credit Agreement):

                  "iv)     short term State of Minnesota sales tax receivables
                                                            ____________"

         3. Representation and Warranties. The Company hereby represents and warrants to the Agent and the Banks as follows:

                  (a) No Default or Event of Default has occurred and is continuing.

                  (b) The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Amendment constitutes the legal, valid and binding obligations of the Company, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

                  (c) All representations and warranties of the Company contained in the Credit Agreement are true and correct.

                  (d) The Company is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

         4. Effective Date. This Amendment will become effective as of September 30, 1996 (the "Effective Date"), provided that the
Agent has received from the Company and the Majority Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Amendment.

         5. Reservation of Rights. The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar amendments under the same or similar circumstances in the future.

         6.       Miscellaneous.

                  (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

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                  (b) This Amendment shall be binding upon and inure to the
benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

                  (c) This Amendment shall be governed by and construed in accordance with the law of the State of California.

                  (d) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Company shall bind such Bank or the Company, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

                  (e) This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supersedes all prior drafts and communications with respect thereto. This Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

                  (f) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Credit Agreement, respectively.

                  (g) The Company covenants to pay to or reimburse the Agent within 30 Business Days after demand, for reasonable all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Amendment.


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                  IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Amendment as of the date first above written.


                                     CYPRESS SEMICONDUCTOR CORPORATION


                                     By:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as Agent


                                     By:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


                                     FLEET NATIONAL BANK, as Co-Agent


                                     By:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


                                     BANK OF AMERICA NATIONAL TRUST
                                     AND SAVINGS ASSOCIATION, as a
                                     Bank and as Issuing Bank


                                     By:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


                                     FLEET NATIONAL BANK,
                                     as a Bank


                                     By:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


                                     BANQUE NATIONALE DE PARIS


                                     By:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


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                                     THE SUMITOMO TRUST & BANKING CO.,
                                     LTD., LOS ANGELES AGENCY


                                     By:
                                           -------------------------------------
                                     Title:
                                           -------------------------------------


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